                                                                                                                        ITEM 77O (1)

ADVANTAGE FUNDS, INC.

-DREYFUS STRATEGIC VALUE FUND

On September 11, 2012, Dreyfus Strategic Value Fund, a series of Advantage Funds, Inc. (the "Fund"), purchased 100,280 shares of common stock issued by American International Group, Inc. (CUSIP No. 026874784) (the "Common Stock") at a purchase price of $32.50 per share including an underwriting discount of $0.121875 per share.  The Common Stock was purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Piper Jaffray & Co.

RBS Securities Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

ING Financial Markets LLC

Blaylock Robert Van, LLC

CastleOak Securities, L.P.

Drexel Hamilton, LLC

Lebenthal & Co., LLC

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

Raymond James & Associates, Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Capital Markets Limited

UniCredit Capital Markets LLC

BNY Mellon Capital Markets, LLC

C.L. King & Associates, Inc.

Dowling & Partners Securities, LLC

Keefe Bruyette & Woods, Inc.

MFR Securities, Inc.

Mischler Financial Group, Inc.

Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.

Sanford C. Bernstein & Co., LLC

Sterne, Agee & Leach, Inc.

Stifel, Nicolaus & Company, Incorporated

Toussaint Capital Partners, LLC

The Williams Capital Group, L.P.

Atlantic Equities LLC

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on December 11, 2012.  These materials include additional information about the terms of the transaction.